                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Earliest Event Reported: August 6, 1999



                               USDATA CORPORATION
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                         0-25936              75-2405152

(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation or organization)                               Identification No.)



2435 North Central Expressway
Richardson, Texas                                              75080-2722
--------------------------------------------------------------------------------
                    (Address of principal executive offices)   (Zip Code)



        Registrant's telephone number, including area code (972) 680-9700

EXPLANATORY NOTE

         This Form 8-K/A amends Item 7 of the current report on Form 8-K filed by USDATA Corporation (the "Company") on August 16, 1999 to include financial statements that were not available at the time of the filing of the initial report. The financial statements are required as a result of the August 6, 1999 purchase by the Company of substantially all of the assets and the assumption of certain liabilities of Smart Shop Software, Inc. ("SSSI").


ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS

(a). Financial Statements of Smart Shop Software, Inc. as of December 31, 1998 and 1997.

     Financial Statements of Smart Shop Software, Inc. as of June 30, 1999, included in Item 7(b).

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors and
Shareholders of Smart Shop Software, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of changes in shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Smart Shop Software, Inc. at December 31, 1998 and 1997, and the results of its operations, its changes in shareholders' deficit and its cash flows for the two years ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 8, Smart Shop Software, Inc. has been acquired by USDATA Corporation. These financial statements do not reflect any adjustments arising from this transaction.





August 12, 1999

SMART SHOP SOFTWARE, INC.


BALANCE SHEETS
-------------------------------------------------------------------------------------------

                                                                       December 31,
                                                                --------------------------
                                                                   1998            1997
                                                                -----------    -----------
ASSETS
Current assets:
    Cash and cash equivalents                                   $    39,805    $   149,737
    Trade accounts receivable, net                                  128,310        106,431
    Prepaid expenses and other current assets                        46,059         34,179
                                                                -----------    -----------
      Total current assets                                          214,174        290,347
                                                                -----------    -----------
Property and equipment, net                                         193,573        102,840
                                                                -----------    -----------
      Total assets                                              $   407,747    $   393,187
                                                                ===========    ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
    Trade accounts payable                                      $   300,617    $   158,598
    Other accrued liabilities                                        50,761         12,323
    Accrued employee costs                                          173,295         85,654
    Deferred revenue                                                299,309        221,594
    Current portion of capital lease obligation                      28,154          7,005
    Current portion of note payable to Bank                              --         10,000
    Current portion of long-term debt                                92,427             --
                                                                -----------    -----------
      Total current liabilities                                     944,563        495,174
Pension contribution payable                                         13,858         45,961
Capital lease obligation, net of current portion                     33,801         22,364
Long-term debt, net of current portion                              444,561        256,075
                                                                -----------    -----------
      Total liabilities                                           1,436,783        819,574
Shareholders' deficit:
    Common Stock, $1.00 par value; 100,000 shares authorized;
      1,000 shares issued and outstanding                             1,000          1,000
    Capital in excess of par                                         10,700         10,700
    Retained deficit                                             (1,040,736)      (438,087)
                                                                -----------    -----------
      Total shareholders' deficit                                (1,029,036)      (426,387)
                                                                -----------    -----------
           Total liabilities and shareholders' deficit          $   407,747    $   393,187
                                                                ===========    ===========


   The accompanying notes are an integral part of these financial statements.

SMART SHOP SOFTWARE, INC.


STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------

                                             YEAR ENDED          YEAR ENDED
                                             DECEMBER 31,       DECEMBER 31,
                                                1998                1997
                                           ---------------    ---------------

Revenues:
    Software licenses                      $     1,517,658    $     1,506,340
    Services, including maintenance                877,040            518,614
                                           ---------------    ---------------

                                                 2,394,698          2,024,954

Cost of revenues                                   180,465            109,733
                                           ---------------    ---------------

Gross margin                                     2,214,233          1,915,221
                                           ---------------    ---------------

Operating expenses:
    General and administrative                   2,084,413          1,428,567
    Sales and marketing                            678,488            435,120
                                           ---------------    ---------------

      Total operating expenses                   2,762,901          1,863,687
                                           ---------------    ---------------

Income (loss) from operations                     (548,668)            51,534

Other expense:
    Interest expense                               (53,981)           (15,703)
                                           ---------------    ---------------

Net income (loss)                          $      (602,649)   $        35,831
                                           ===============    ===============




   The accompanying notes are an integral part of these financial statements.

SMART SHOP SOFTWARE, INC.


STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
--------------------------------------------------------------------------------



                                          COMMON STOCK
                            -----------------------------------------
                                                            CAPITAL
                              NUMBER OF                    IN EXCESS     RETAINED
                               SHARES         AMOUNT        OF PAR        DEFICIT        TOTAL
                            -----------    -----------    -----------   -----------    -----------


Balance at
    December 31, 1996             1,000    $     1,000    $    10,700   $  (473,918)   $  (462,218)

Net income                                                                   35,831         35,831
                            -----------    -----------    -----------   -----------    -----------

Balance at
    December 31, 1997             1,000          1,000         10,700      (438,087)      (426,387)

Net loss                                                                   (602,649)      (602,649)
                            -----------    -----------    -----------   -----------    -----------

Balance at
    December 31, 1998             1,000    $     1,000    $    10,700   $(1,040,736)   $(1,029,036)
                            ===========    ===========    ===========   ===========    ===========







   The accompanying notes are an integral part of these financial statements.

SMART SHOP SOFTWARE, INC.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



                                                                           YEAR ENDED         YEAR ENDED
                                                                           DECEMBER 31,      DECEMBER 31,
                                                                              1998               1997
                                                                         ---------------    ---------------

Cash flows from operating activities:
    Net income (loss)                                                    $      (602,649)   $        35,831
    Adjustments to reconcile net loss to net cash
      used by operating activities:
        Depreciation and amortization                                             61,832             48,430
        Changes in operating assets and liabilities:
           Accounts receivable                                                   (21,879)           (85,552)
           Other current and noncurrent assets                                   (11,880)           (26,477)
           Accounts payable                                                      142,019             93,487
           Other accrued liabilities                                               6,335             18,303
           Accrued employee costs                                                 87,641             47,042
           Deferred revenue                                                       77,715             67,583
                                                                         ---------------    ---------------

             Net cash provided by (used in) operating activities                (260,866)           198,647
                                                                         ---------------    ---------------

Cash flows from investing activities:
    Capital expenditures, net                                                    (97,577)           (70,504)
                                                                         ---------------    ---------------

             Net cash used in investing activities                               (97,577)           (70,504)
                                                                         ---------------    ---------------

Cash flows from financing activities:
    Proceeds from issuance of debt                                               350,000                 --
    Repayment of long-term debt                                                  (79,087)           (30,266)
    Repayments of lease obligation                                               (22,402)              (483)
                                                                         ---------------    ---------------

             Net cash provided by (used in) financing activities                 248,511            (30,749)
                                                                         ---------------    ---------------

Change in cash and cash equivalents                                             (109,932)            97,394
Cash and cash equivalents, beginning of period                                   149,737             52,343
                                                                         ---------------    ---------------

Cash and cash equivalents, end of period                                 $        39,805    $       149,737
                                                                         ===============    ===============

Supplemental disclosure of cash flow information -
    Interest paid                                                        $        32,851    $         3,878

Non-cash financing activities:
    Lease obligation for the lease of equipment                          $        54,988    $        29,852






   The accompanying notes are an integral part of these financial statements.

SMART SHOP SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION AND BACKGROUND

       Smart Shop Software, Inc. (the "Company") was incorporated in March 1993, under the laws of the state of Idaho. The Company is engaged in the development, manufacturing and marketing of management software applications, principally for customers in the United States. The Company is based in Post Falls, Idaho.

       FINANCIAL INSTRUMENTS

       The fair market value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The Company believes that the fair values of financial instruments approximate their recorded values.

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents include cash on hand and short-term investments with original maturities of three months or less.

       CONCENTRATIONS OF CREDIT RISK

       The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and receivables. Cash balances exceeding the federally insured limits are maintained in financial institutions; however, management believes the institutions are of high credit quality. As a consequence, management considers concentrations of credit risks to be limited.

       PROPERTY AND EQUIPMENT

       Property and equipment are recorded at cost and depreciated over their estimated useful lives of three to seven years. Repair and maintenance expenditures are charged to operations as incurred, while building improvements are capitalized and depreciated over the lesser of the lease term or life of the building. Upon retirement or sale of an asset, the cost of the asset and the related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is credited or charged to operations.

       REVENUES

       Revenue from licensing of standard software is recognized upon delivery of the software. Revenue from the maintenance of such software and for transaction fees is recorded over the period such services are provided. The Company records deferred revenue for amounts invoiced prior to revenue recognition.

       Effective January 1, 1998, the Company adopted Statement of Position No. 97-2, "Software Revenue Recognition" ("SOP 97-2") that was issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA") in October 1997. The adoption did not have a material effect on the Company's financial position or its results of operations.

SMART SHOP SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



       ADVERTISING COSTS

       The Company's policy for advertising costs is to expense such costs as incurred. Advertising costs for the years ended December 31, 1998 and 1997 were $161,289 and $99,189, respectively.

       RESEARCH AND DEVELOPMENT

       Research and development costs are charged to operations in the year incurred.

       INCOME TAXES

       The Company has elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code. Therefore, no income tax amounts have been reflected in the financial statements as all income tax consequences of the Company's activities are passed through to the Company shareholders.

       MANAGEMENT ESTIMATES

       In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results may differ significantly from those estimates.

       NEW ACCOUNTING PRONOUNCEMENTS

       In December 1998, the AICPA's Accounting Standards Executive Committee issued Statement of Position No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions" ("SOP 98-9"), which amends SOP 97-2 regarding the provisions associated with vendor specific objective evidence. SOP 98-9 is effective for transactions entered into beginning after March 15, 1999. The Company believes the adoption of this statement will not have a material effect on the Company's financial position or results of operations.

2.     PROPERTY AND EQUIPMENT

       Property and equipment consists of the following:






                                              DECEMBER 31,
                                      ----------------------------
                                          1998            1997
                                      ------------    ------------

Computers and equipment               $    291,065    $    195,576
Furniture                                   94,477          53,841
Building improvements                       16,440              --
                                      ------------    ------------

                                           401,982         249,417
Less:  Accumulated depreciation           (208,409)       (146,577)
                                      ------------    ------------

Property and equipment, net           $    193,573    $    102,840
                                      ============    ============

SMART SHOP SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       Depreciation and amortization expense on property and equipment was $61,832 and $48,430 during the years ended December 31, 1998 and 1997, respectively.

3.     LONG-TERM DEBT

       In January 1998, the Company entered into a note payable with First Bank in the amount of $350,000 of which $312,811 was outstanding at December 31, 1998. The note requires monthly installments of $5,810 including interest at US prime rate plus 1.5% (9.25% at December 31, 1998). The note is collateralized by all accounts, chattel paper, inventory, general intangibles, equipment and fixtures, and has a maturity date of January 5, 2005. The note is 90% guaranteed by the United States Department of Agriculture. At December 31, 1998, the Company was in violation of certain debt covenants which were subsequently waived by First Bank.

       As of December 31, 1997, the Company had a note with US Bank in the amount of $12,568 that carried an interest rate of US prime rate plus 1.75% (10.25% at December 31, 1997) with monthly payments of principal and interest of $669. This note was collateralized by equipment. This note was scheduled to mature on August 15, 1999, but was entirely paid off in 1998.

       As of December 31, 1997, the Company had a note with US Bank in the amount of $9,390 that carried an interest rate of US prime rate plus 1.75% (10.25% at December 31, 1997) with monthly payments of principal and interest of $468. This note was collateralized by equipment. This note was scheduled to mature on September 20, 1999, but was entirely paid off in 1998.

       Principal maturities of long-term debt outstanding at December 31, 1998, are summarized as follows:



        YEARS ENDING
        DECEMBER 31,

          1999                                 $    92,427
          2000                                      46,522
          2001                                     225,129
          2002                                      55,936
          2003                                      61,335
          Thereafter                                55,639
                                               -----------

                                               $   536,988
                                               ===========

4.     NOTE PAYABLE TO BANK

       During 1997, the Company carried a revolving line of credit in the amount of $10,000 with US Bank at an interest rate of US prime rate plus 1.50% with monthly payments of interest at the aforementioned rate (10.0% at December 31, 1997). The line was paid off and closed in 1998.

SMART SHOP SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


5.     LEASE OBLIGATIONS

       The cost and (accumulated depreciation) for equipment under capital leases as of December 31, 1998 and 1997 was $84,840 and ($25,225) and $29,852 and ($0), respectively, and is included in property, plant and equipment.

       The future minimum lease payments required under capital leases and the present value of the net minimum lease payments at December 31, 1998 are as follows:


        YEARS ENDING
        DECEMBER 31,
        ------------

            1999                                                   $      40,045
            2000                                                          38,702
            2001                                                           1,993
                                                                   -------------

                                                                          80,740
        Less amount representing interest                                (18,785)
                                                                   -------------

        Present value of net minimum lease payments                       61,955
        Less amounts due within one year                                 (28,154)
                                                                   -------------

                                                                   $      33,801
                                                                   =============

       Certain equipment was leased in 1998 under an operating lease that expires in 2002. The lease requires the Company to maintain the equipment during the lease term. Approximate minimum lease commitments under noncancelable operating leases at December 31, 1998 are as follows:




        YEARS ENDING
        DECEMBER 31,
        ------------

            1999                                                   $     116,018
            2000                                                         115,027
            2001                                                          21,689
                                                                   -------------

                                                                   $     252,734
                                                                   =============


       Rent expense for the years ended December 31, 1998 and 1997 was approximately $118,491 and $52,035, respectively.

6.     ACCRUED PENSION BENEFITS

       All Company employees are covered by a pension plan maintained by the Company. This plan is a noncontributory defined benefit plan. Company contributions are made to the extent allowed for federal income tax purposes. The benefits for the plan are based primarily on years of service and employees' qualifying compensations during the final years of employment. Plan assets consist primarily of money market funds.

SMART SHOP SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits." This statement is effective for fiscal years beginning after December 31, 1997. The company adopted this statement for the fiscal year ended December 31, 1998.

       The actuarial assumptions used in determining the pension obligation under the plan were:



                                            PENSION BENEFITS
                                              DECEMBER 31,
                                      -----------------------------
                                          1998             1997
                                      ------------     ------------


Weighted average assumptions:

Discount rate                                 6.00%            6.00%
Expected return on plan assets                5.00%            5.00%


       The following table summarizes the plan's funded and amounts recognized in the balance sheet:



                                            PENSION BENEFITS
                                              DECEMBER 31,
                                      -----------------------------
                                          1998             1997
                                      ------------     ------------


Benefit obligation                    $   (111,092)    $    (94,700)
Fair value of plan assets                  138,942           94,682
                                      ------------     ------------
Funded (unfunded) status              $     27,850     $        (18)
                                      ============     ============
Accrued benefit costs                 $     13,858     $     45,961
                                      ============     ============

       The following table discloses net periodic benefit cost recognized, employer contributions, and benefits paid as of the end of plan year:


                                            PENSION BENEFITS
                                              DECEMBER 31,
                                      -----------------------------
                                          1998             1997
                                      ------------     ------------


Benefit cost                          $     16,994     $     31,484
Employer contributions                $     41,708     $     45,961
Benefits paid                         $         --     $         --


7.     RELATED PARTY TRANSACTIONS

       The Company has a noninterest-bearing note payable to a shareholder, due on demand, in the amount of $174,117 and $184,117 at December 31, 1998 and 1997, respectively. Although this note is due on demand, it is not anticipated to be paid within the next year and has therefore been classified as non-current.

SMART SHOP SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       The Company has a noninterest-bearing note payable to a brother of a shareholder, due on demand, in the amount of $50,000 at December 31, 1998 and 1997. This note is anticipated to be paid off within the year and therefore has been classified as current.

8.     SUBSEQUENT EVENTS

       Effective July 1, 1999, the Company executed an agreement with USDATA Corporation ("USDATA") whereby USDATA purchased substantially all of the Company's assets and liabilities for a purchase price of $8.2 million. These financial statements do not reflect any adjustments arising from this transaction.

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS

(b). Pro Forma Financial Information.

         On August 6, 1999, the Company, through its newly formed wholly owned subsidiary Smart Shop Software, Inc. (Delaware), completed the purchase of substantially all of the assets of Smart Shop Software, Inc. ("SSSI"). In exchange for the assets, the Company assumed certain liabilities, paid to SSSI $6.4 million and issued an aggregate of 500,000 shares of the Company's common stock to SSSI's shareholders. The unaudited pro forma combined financial statements have been prepared from and should be read in conjunction with the consolidated financial statements and notes thereto for the Company included in its Annual Report on Form 10-K for the year ended December 31, 1998, and the audited financial statements of SSSI for the years ended December 31, 1998 and 1997, which are included in this report.

         The pro forma combined balance sheet assumes that the acquisition took place on June 30, 1999 and combines the Company's unaudited June 30, 1999 balance sheet and SSSI's unaudited June 30, 1999 balance sheet.

         The pro forma combined statement of operations assumes the acquisition took place as of the beginning of the periods presented. The combined statement of operations for the six months ended June 30, 1999 combines the Company's unaudited condensed consolidated statement of operations for the six months ended June 30, 1999 and SSSI's unaudited combined statement of operations for the six months ended June 30, 1999. The combined statement of operations for the year ended December 31, 1998 combines the Company's audited consolidated statement of operations for the year ended December 31, 1998 and SSSI's audited combined statement of operations for the year ended December 31, 1998.

         In management's opinion, the pro forma results of operations are not indicative of the actual results that would have occurred had the acquisition been consummated at the beginning of the periods presented and is not intended to be a projection of future results. Pro forma adjustments that give effect to actions taken by management or other efficiencies expected to be realized as a result of the transactions, are not reflected in the following pro forma results of operations. The Company has not completed the allocation of the purchase price for this acquisition, therefore, the amount of cost in excess of fair value of tangible net assets purchased may be adjusted once the allocation is finalized.

                               USDATA CORPORATION
                        PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 1999
                                 (In thousands)
                                   (Unaudited)



                                                                                                                 PRO FORMA
                                                                        USDATA      SSSI      ADJUSTMENTS         COMBINED
                                                                       --------    ------    -------------       ----------

ASSETS

Current assets:
  Cash and cash equivalents                                            $  3,078    $   66    $      (6,450)(c)   $
                                                                                                    10,000(d)         6,694
  Accounts receivable, net of allowance for doubtful
     accounts                                                             4,929       570               --            5,499
  Deferred income taxes                                                     533        --               --              533
  Other current assets                                                      568        25              (16)(a)          577
                                                                       --------    ------    -------------       ----------
             Total current assets                                         9,108       661            3,534           13,303
                                                                       --------    ------    -------------       ----------
Property and equipment, net                                               1,633       181              (27)(a)        1,787
Capitalized computer software development costs, net                      4,641        --               --            4,641
Software held for resale, net                                             1,168        --               --            1,168
Excess of cost over fair value of net assets of acquired business            --        --            9,298(b)         9,298
Other assets                                                                140        --               --              140
                                                                       --------    ------    -------------       ----------
             Total assets                                              $ 16,690    $  842    $      12,805       $   30,337
                                                                       ========    ======    =============       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                     $    893    $  328    $         (17)(a)   $    1,204
  Deferred revenue                                                        1,910       930               --            2,840
  Accrued compensation and benefits                                         891        94              (13)(a)          972
  Other accrued liabilities                                               1,111        16              (12)(a)        1,115
  Current portion of capital lease obligation                                --        42               --               42
  Current portion of long-term debt                                          --       114              (50)(a)           64
                                                                       --------    ------    -------------       ----------
             Total current liabilities                                    4,805     1,524              (92)           6,237
                                                                       --------    ------    -------------       ----------

  Long-term debt                                                             --       403                               403
                                                                       --------    ------    -------------       ----------
             Total liabilities                                            4,805     1,927              (92)           6,640
                                                                       --------    ------    -------------       ----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock                                                            --        --                1(d)             1
  Common stock                                                              143         1               12(d)
                                                                                                        (1)(e)          155
  Additional paid-in capital                                             16,719        11               27(c)
                                                                                                     4,988(d)
                                                                                                     4,999(d)
                                                                                                       (11)(e)       26,733
  Retained earnings                                                       5,980    (1,097)           1,097(e)         5,980
  Treasury stock                                                        (10,332)       --            1,785(c)        (8,547)
  Other comprehensive income                                               (625)       --               --             (625)
                                                                       --------    ------    -------------       ----------
             Total stockholders' equity                                  11,885    (1,085)          12,897           23,697
                                                                       --------    ------    -------------       ----------
             Total liabilities and stockholders' equity                $ 16,690    $  842    $      12,805       $   30,337
                                                                       ========    ======    =============       ==========


See notes to unaudited pro forma combined financial statements

                               USDATA CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                 (In thousands)
                                  (Unaudited)

                                                                                                                        PRO FORMA
                                                                      USDATA          SSSI        ADJUSTMENTS           COMBINED
                                                                     --------        -------      -----------           --------
 Net sales                                                           $ 12,772        $ 1,628        $     --            $ 14,400

 Cost of sales                                                            854            125              --                 979

                                                                     --------        -------        --------            --------
 Gross profit                                                          11,918          1,503              --              13,421
                                                                     --------        -------        --------            --------

 Operating expenses:
      Selling                                                           6,887            477              --               7,364
      Product development                                               1,225             --              --               1,225
      General and administrative                                        2,867          1,059             232 (f)           4,158
                                                                     --------        -------        --------            --------
 Total operating expenses                                              10,979          1,536             232              12,747
                                                                     --------        -------        --------            --------

 Income (loss) from operations                                            939            (33)           (232)                674

 Interest income (expense)                                                 35            (23)             --                  12
                                                                     --------        -------        --------            --------

 Income (loss) from continuing operations before income taxes             974            (56)           (232)                686
 Income tax provision                                                    (100)            --              --                (100)
                                                                     --------        -------        --------            --------

 Net income (loss)                                                        874            (56)           (232)                586
                                                                     ========        =======        ========            ========

 Other comprehensive income, net of tax:
      Foreign currency translation adjustment                             (66)            --              --                 (66)
                                                                     ========        =======        ========            ========
 Comprehensive income (loss)                                         $    808        $   (56)       $   (232)           $    520
                                                                     ========        =======        ========            ========

 Earnings per share (basic & dilutive):                              $   0.08                                           $   0.04
                                                                     ========        =======        ========            ========

 Weighted average shares outstanding:
      Basic                                                            11,332                          1,705 (c)(d)       13,037
      Diluted                                                          11,333                          2,780 (c)(d)       14,113
                                                                     ========        =======        ========            ========


See notes to unaudited pro forma combined financial statements

                               USDATA CORPORATION
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 1998
                                 (In thousands)
                                  (Unaudited)


                                                                                                        PRO FORMA
                                                            USDATA         SSSI        ADJUSTMENTS       COMBINED
                                                           --------      ---------     -----------       --------
Net sales                                                  $ 22,861      $  2,395       $     --         $ 25,256

Cost of sales                                                 1,396           181             --            1,577
                                                           --------      --------       --------         --------
Gross profit                                                 21,465         2,214             --           23,679
                                                           --------      --------       --------         --------

Operating expenses:

     Selling                                                 16,052           679             --           16,731
     Product development                                      2,862            --             --            2,862
     General and administrative                               4,910         2,084           464 (f)         7,458
                                                           --------      --------       --------         --------
Total operating expenses                                     23,824         2,763            464           27,051
                                                           --------      --------       --------         --------

Loss from operations                                         (2,359)         (549)          (464)          (3,372)

Interest income (expense)                                       198           (54)            --              144
                                                           --------      --------       --------         --------

Loss from continuing operations before income taxes          (2,161)         (603)          (464)          (3,228)
Income tax benefit (provision)                                   67            --             --               67
                                                           --------      --------       --------         --------
Loss from continuing operations                              (2,094)         (603)          (464)          (3,161)
                                                           --------      --------       --------         --------

Discontinued operations:
     Loss from discontinued Systems Operations                 (219)           --             --             (219)
     Loss on disposal of discontinued System Operations,
        including operating losses of $250                   (1,500)           --             --           (1,500)
                                                           --------      --------       --------         --------
          Loss from discontinued operations                  (1,719)           --             --           (1,719)
                                                           --------      --------       --------         --------

Net loss                                                   $ (3,813)     $   (603)      $   (464)        $ (4,880)
                                                           ========      ========       ========         ========

Other comprehensive income, net of tax:
     Foreign currency translation adjustment                   (559)           --             --             (559)
                                                           --------      --------       --------         --------
Comprehensive loss                                         $ (4,372)     $   (603)      $   (464)        $ (5,439)
                                                           ========      ========       ========         ========

Earnings per share:
     Basic:
        Loss from continuing operations                    $  (0.19)                                     $  (0.25)
        Loss from discontinued operations                     (0.15)                                        (0.13)
                                                           --------                                      --------
        Net loss                                           $  (0.34)                                     $  (0.38)
                                                           ========                                      ========
     Diluted:
        Loss from continuing operations                    $  (0.19)                                     $  (0.23)
        Loss from discontinued operations                     (0.15)                                        (0.12)
                                                           --------                                      --------
        Net loss                                           $  (0.34)                                     $  (0.35)
                                                           ========                                      ========
     Weighted average shares outstanding:
        Basic                                                11,196                        1,704 (c)(d)    12,900
        Diluted                                              11,196                        2,780 (c}(d)    13,976
                                                           ========                     ========         ========

See notes to unaudited pro forma combined financial statements

USDATA CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The following adjustments give pro forma effect to the transaction:

(a) Adjustments to reflect both SSSI assets not acquired and SSSI liabilities not assumed by the Company as part of the acquisition.

(b) Adjustment to reflect the excess of cost over fair value of the tangible net assets acquired, resulting from a preliminary allocation of the purchase price.

(c) Adjustment to reflect cash paid and issuance of 500,000 shares of common stock to SSSI shareholders.

(d) Adjustment to reflect issuance of 1,204,819 shares of common stock and 50,000 shares of preferred stock.

(e)  Eliminate equity accounts of acquired company.

(f) Adjustment to reflect amortization of excess of cost over fair value of the tangible net assets acquired over an estimated life of 20 years.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

         Dated: October 20, 1999


                                       USDATA Corporation


                                       By: /s/ Robert Drury
                                           -------------------------------------
                                       Name:  Robert Drury
                                       Title: Chief Financial Officer